UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2007

CRM Holdings, Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

6331	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 12, 2007, Compensation Risk Managers, LLC (“CRM, LLC”), a wholly-owned subsidiary of CRM Holdings, Ltd. (the “Company”), entered into an Amendment to Loan Agreement to an existing revolving credit facility with KeyBank National Association (“KeyBank”) under an Amended and Restated Loan Agreement, dated October 3, 2005. The amendment extends the maturity date of the facility to June 30, 2008. The amendment also increases CRM, LLC’s available borrowings from $5 million to $7 million, imposes a $2 million sub-limit for letters of credit and establishes a draw fee of 1.5% per year for each letter of credit drawn.

On June 12, 2007, Twin Bridges (Bermuda), Ltd. (“Twin Bridges”), another wholly-owned subsidiary of the Company, entered into an Amendment to Loan Agreement for its existing $7 million unsecured letter of credit loan facility with KeyBank under an Amended and Restated Loan Agreement dated October 3, 2005. The amendment extends the maturity date of the facility to June 30, 2008, with a one-year option to renew. The amendment also establishes a draw fee of 1.5% per year for each letter of credit drawn.

The foregoing description of the amendments and agreements above does not purport to be complete and are qualified in their entirety by reference to the complete text of the amendments. Copes of the amendments are attached hereto as exhibits and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	Amendment to Loan Agreement, dated as of June 12, 2007, by and among Compensation Risk Managers, LLC, as borrower, and KeyBank National Association, as lender.
10.2	Amendment to Loan Agreement, dated as of June 12, 2007, by and among Twin Bridges (Bermuda), Ltd., as borrower, and KeyBank National Association, as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.
(Registrant)

June 15, 2007	By:	/s/ Louis J. Viglotti
Louis J. Viglotti
General Counsel and Secretary